UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                       August 19, 2005 (August 15, 2005)

                         THE GREAT ATLANTIC & PACIFIC
                               TEA COMPANY, INC.
            (Exact name of registrant as specified in its charter)

         Maryland                         1-4141                 13-1890974
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation                                       Identification No.)
      or organization)

                 Two Paragon Drive, Montvale, New Jersey 07645
                   (Address of principal executive offices)

      Registrant's telephone number, including area code: (201) 573-9700


                                      N/A
         (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the ' Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

                   INFORMATION TO BE INCLUDED IN THE REPORT



Item 1.01.        Entry Into A Material Definitive Agreement.

                  As previously announced, on July 19, 2005, The Great Atlantic & Pacific Tea Company, Inc. (the "Company") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with A&P Luxembourg S.a.r.l., a wholly owned subsidiary of the Company ("Seller"), Metro Inc. ("Metro"), and 4296711 Canada Inc., a wholly owned subsidiary of Metro ("Purchaser"), to sell all of the outstanding capital stock of The Great Atlantic and Pacific Tea Company, Limited, a wholly owned subsidiary of Seller ("A&P Canada") to Purchaser.

                  On August 15, 2005, Seller completed the sale to Purchaser of all the outstanding capital stock of A&P Canada for C$1.2 billion (approximately $1.0 billion) in cash and 18,076,645 Class A Subordinate Voting Shares of Metro ("Class A Shares"), subject to a post-closing working capital adjustment as provided in the Agreement.

                  In connection with the completion of the sale, the Company entered into an Information Technology Transition Services Agreement (the "IT Agreement") with A&P Canada and Metro on August 15, 2005. Under the IT Agreement, the Company will provide to A&P Canada specified information technology ("IT") and other related services, including project services, data extraction services and disaster recovery services, for use in connection with its business. The Company will receive a flat annual fee of C$20,000,000 ($16,716,000) for providing the IT services and an agreed hourly rate for providing the project services (subject to a CPI adjustment). The IT Agreement has an initial term of up to 24 months, subject to renewal by A&P Canada with respect to any service for two (2) additional six-month terms.

                  In addition, on August 15, 2005, the Company entered into an Investor Agreement with Seller and Metro (the "Investor Agreement"), which governs the Company's investment in Class A Shares. Under the Investor Agreement, the Company will be entitled to nominate two (2) directors to the Metro board of directors so long as the Company holds 10% or more of the outstanding Class A Shares, with one such nominee entitled to serve on each committee of the board. The Company will be subject to a standstill provision with respect to certain acquisitions of additional Class A Shares, and Metro will have a right of first offer with respect to certain proposed transfers of Class A Shares by the Company. The Company will have demand and piggy-back registration rights with customary terms. The Investor Agreement will terminate if the Company's holdings decrease to less than 5% of the outstanding Class A Shares.

                                  SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            THE GREAT ATLANTIC & PACIFIC TEA
                                            COMPANY, INC.


                                            By   /s/ Mitchell P. Goldstein
                                                -------------------------------
                                            Name:    Mitchell P. Goldstein
                                            Title:   Executive Vice President,
                                                     Chief Financial Officer
                                                     and Secretary

Dated: August 19, 2005